                                                                    EXHIBIT 10.3

                                  PUT AGREEMENT


                  THIS PUT AGREEMENT (this "AGREEMENT"), dated as of June 1, 2000, is made and entered into by and among WESTFIELD AMERICA, INC., a Missouri corporation (the "COMPANY"), and WESTFIELD CAPITAL CORPORATION FINANCE PTY. LIMITED, ACN 003 077 816, a company incorporated in the State of New South Wales, Australia ("WCCF").

                  In consideration of $10,000 paid by WCCF to the Company and of the promises and the mutual representations, warranties, agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and WCCF agree as follows:

                  1.       PUT OPTION

                  (a) GRANT OF PUT. At any time and from time to time on or after June 1, 2002 and prior to June 1, 2010 (the "EXPIRATION DATE"), WCCF shall be entitled to sell all (but not less than all) issued and outstanding common, preferred and any other equity securities of Westland Realty, Inc., a Maryland corporation ("WRI") to the Company for the consideration and on the terms set forth below (such securities, the "PUT SECURITIES"). The put right granted in this Section 1(a) shall expire on the Expiration Date.

                  (b) PUT NOTICE. If WCCF elects to exercise its right to sell the Put Securities to the Company, it shall deliver a notice to the Company (the "PUT NOTICE") of its intention to exercise such right not less than 120 days in advance of the date on which WCCF intends to exercise such right. The Put Notice shall also set forth the date on which WCCF intends to exercise its put right, which date must be on or prior to the Expiration Date. In addition, the Put Notice shall contain a schedule describing, as of the date of the Put Notice, the assets held by WRI and the liabilities to which WRI or its assets are then subject (the "NET ASSET SCHEDULE"). If, within 14 days after the date of the Put Notice, the Company notifies WCCF that it requires further details concerning such assets or liabilities, WCCF must provide such further additional details.

                  (c) ACQUISITION CONSIDERATION. Subject to SECTION 1(d), the consideration to be paid by the Company for the Put Securities shall be 98% of the aggregate Fair Market Value of the Put Securities on the date of the Put Notice. The acquisition consideration to be paid for the Put Securities shall be paid solely in the form of shares of the Company's Series F Cumulative Redeemable Preferred Stock, par value $1.00 per share or, in the event of a merger, the consideration in the merger into which such shares of preferred stock are converted into or exchanged or exercisable for (the "SERIES F PREFERRED SHARES"). The number of Series F Preferred Shares to be issued to WCCF for the Put Securities shall be equal to the acquisition consideration calculated above, divided by the Fair Market Value of a Series F Preferred Share, calculated as of the date of the Put Notice. For purposes of this Agreement, "Fair Market Value" shall mean the price at which a willing buyer and a willing seller would purchase the Put Securities or the Series F Preferred Shares, as applicable, and shall be determined by independent valuation, with any firm conducting any such valuation and the method of valuation chosen to be mutually acceptable to both the Company and WCCF. If the Company and WCCF are unable to agree upon a valuation firm, the Company and WCCF shall each name a firm to conduct the valuation and, such firms shall then designate a third firm to conduct the valuation, which decision shall be binding upon both the Company and WCCF. If WRI or any of its subsidiaries own Series F Partnership Units of Westfield America Limited Partnership, a Delaware limited partnership ("WALP"), the Fair Market Value of a Series F Preferred Share shall be equal to the Fair Market Value of a Series F Partnership Unit.

                  The Company shall have 30 days from the date of receipt of the Put Notice to elect not to retain any of the assets held by WRI (other than securities of the Company or WALP) (collectively, the "UNWANTED ASSETS"). If the Company makes such an election, for purposes of determining the Fair Market Value of the Put Securities, the Fair Market Value of the Put Securities shall be reduced by the sum of (x) the reasonably estimated cost of disposing of the Unwanted Assets and, (y) all income, transfer and other taxes which will be incurred in connection with such disposition.

                  (d) MAXIMUM NUMBER OF SERIES F PREFERRED SHARES TO BE ISSUED. No more than 55,000 Series F Preferred Shares may be issued in respect of the put right unless approved by a majority of the Company's shareholders voting at a meeting on such issue, other than Westfield Holdings Limited and its affiliates (including, without limitation, Westfield America Trust) and interests associated with the Lowy family.

                  2. CONSIDERATION FOR PUT RIGHT. The consideration payable by WCCF for the put right described in Section 1(a) shall be $10,000, which has been paid by WCCF to the Company simultaneously with the execution and delivery of this Agreement.

                  3.       DELIVERIES; CONDITIONS.

                  (a) The delivery of the Series F Preferred Shares issued by the Company in exchange for the Put Securities shall take place at such time and at such place as is set forth in the Put Notice or at such other time and place as may be mutually agreed to by the Company and WCCF (such date, the "PUT DATE").

                  (b) On the Put Date, WCCF shall execute and deliver (i) documents transferring the Put Securities and all required filings with respect to the transfer of the Put Securities, in form and substance reasonably satisfactory to the Company (including, without limitation, filings and documents evidencing WCCF's exemption from U.S. state and Federal withholding taxes) and (ii) a certificate, dated the Put Date, signed on behalf of WCCF in substantially the form attached as EXHIBIT A hereto.

                  (c) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                                    (i)      WCCF shall have complied with all
                  of its covenants and obligations hereunder, including delivering the documents set forth in clause (b) above, and shall be prepared to consummate the transactions contemplated by this Agreement on the Put Date;

                                    (ii)     No action shall have been taken,
                  and no statute, rule, regulation, order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement;

                                    (iii)    As of the Put Date, WRI shall not
                  hold any assets that, in the opinion of the Company, could cause WRI to fail to qualify as a real estate investment trust within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the requirements of those Sections being referred to as the "REIT REQUIREMENTS"); and

                                    (iv)     As of the Put Date, neither WRI nor
                  any of its subsidiaries nor any of their assets shall be subject to any liability other than (A) non-recourse mortgage debt, (B) indebtedness for customary trade payables in connection with real estate owned by WRI, and (C) tax liabilities (including interest and penalties with respect to tax liabilities), but only in each of (A), (B) and (C) above to the extent that such permitted liabilities are specifically listed on the Net Asset Schedule.

                  (d) The obligations of WCCF to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                                    (i)      The Company shall have complied
                  with all of its covenants and obligations hereunder, including delivering the documents set forth in clause (a) above; and

                                    (ii)     No action shall have been taken,
                  and no statute, rule, regulation, order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

                  4. BINDING OBLIGATION. Except as otherwise provided herein, upon delivery of the Put Notice by WCCF, WCCF shall be obligated to sell to the Company the Put Securities and the Company shall be obligated to purchase the Put Securities.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to WCCF as follows:

                  (a) it has been duly organized, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as it is currently being conducted;

                  (b) it has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, subject to SECTION 1(d), the power and authority to issue and deliver the Series F Preferred Shares;

                  (c) it has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby (including, subject to SECTION 1(d), the issuance of the Series F Preferred Shares). This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law;

                  (d) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of its constitutive documents, (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is subject or by which it or any of its properties may be bound, except such violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or (iii) violate any agreement to which the Company is a party or by which it or any of its properties may be bound, except such violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company;

                  (e) subject to SECTION 1(d), all of the Series F Preferred Shares to be issued pursuant to this Agreement have been duly authorized and, upon issuance, the Series F Preferred Shares will be duly issued, fully paid and non-assessable; and

                  (f) there are no actions, suits, proceedings, or investigations pending or, to its knowledge, threatened to which it is (or is threatened to be) a party before any court or other governmental authority which could reasonably be expected to have a material adverse effect on the transactions contemplated hereby.

                  6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF WCCF. WCCF represents, warrants and covenants to the Company as follows:

                  (a) it has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has all requisite organizational power and authority to carry on its business as it is currently being conducted;

                  (b) it has all requisite organizational power and authority to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

                  (c) it has been duly authorized to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

                  (d) this Agreement is a legal, valid and binding obligation of WCCF, enforceable against WCCF in accordance with its terms, except as the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law;

                  (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of its constitutive documents, (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which WCCF is subject or by which it or any of its properties may be bound, except such violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on WCCF or
(iii) violate any agreement to which WCCF or WRI is a party or by which it or any of its properties may be bound, except such violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on WCCF;

                  (f) it owns the Put Securities free and clear of all rights and claims of third parties, and it has not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered or granted a security interest in such Put Securities;

                  (g) there are no actions, suits, proceedings or, to its knowledge, investigations pending or threatened to which it is (or is threatened to be) a party before any court or other governmental authority which could reasonably be expected to have an adverse impact on the transactions contemplated hereby;

                  (h) WCCF is acquiring the put right granted hereunder for investment on behalf of itself and not with a view to or for sale in connection with any distribution thereof, and WCCF has no present intention or plan to effect any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). WCCF has received copies of the Company's Reports on Form 10-K for the year ended December 31, 1999 and Form 10-Q for the quarter ended March 31, 2000, the reports filed with the Securities and Exchange Commission since December 31, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the Company's Registration Statement on Form S-3 (File No. 333-31658), as filed with the Commission on March 3, 2000 (collectively, the "DISCLOSURE DOCUMENTS"). WCCF has been furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the Disclosure Documents and the business and financial affairs of the Company;

                  (i) WCCF understands that the Series F Preferred Shares to be issued upon exercise of the put right have not been and will not be registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Shares in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required. WCCF acknowledges that the Company is not required to register the Series F Preferred Shares;
                  7. COVENANTS OF THE COMPANY. Subject to SECTION 1(d), the Company covenants that it will at all times keep available such number of authorized Series F Preferred Shares issuable upon exercise of the put right by WCCF.

                  8. INDEMNIFICATION. (a) (i) WCCF agrees to indemnify the Company and its affiliates, officers, directors, employees, agents, successors and assigns (each a "COMPANY INDEMNIFIED PARTY") against and hold them harmless from all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including reasonable attorneys' fees) actually suffered or incurred by a Company Indemnified Party resulting from a breach of the representations and warranties contained in SECTION 6. Notwithstanding anything to the contrary herein, notice in accordance with SECTION 9 of any claim for any breach of the representations contained in SECTION 6 must be made within 12 months of the Put Date.

                  (ii) Notwithstanding any other provision of this Agreement, WCCF shall not make a payment to any Company Indemnified Party if, in the opinion of tax counsel to the Company, the receipt of such payment or portion thereof by such Company Indemnified Party would adversely affect the ability of the Company to qualify as a real estate investment trust for U.S. Federal income tax purposes (the portion of each such payment which adversely affects the ability of the Company to qualify as a real estate investment trust for U.S. Federal income tax purposes, a "TAINTED PAYMENT"). In the event that tax counsel to the Company determines that any such payment or portion thereof constitutes a Tainted Payment, WCCF shall pay the portion thereof that does not constitute a Tainted Payment (the "NON-TAINTED PAYMENT") and shall deposit the remainder thereof with an escrow agent reasonably satisfactory to both the Company and WCCF, pursuant to an escrow agreement reasonably satisfactory to both the Company and WCCF. Any amount initially constituting a Tainted Payment deposited by WCCF with an escrow agent shall be released by the escrow agent to a Company Indemnified Party only if the Company receives either (A) an opinion of tax counsel to the Company to the effect that all or any portion of the amount deposited with the escrow agent would constitute income that satisfies the requirements of Section 856(c)(2) of the Internal Revenue Code of 1986, as amended ("QUALIFYING INCOME") or (B) a letter from the Company's independent accountants indicating the maximum amount (the "MAXIMUM AMOUNT") that can be paid at that time without causing the Company to fail to meet the REIT Requirements for any relevant taxable year, together with either an Internal Revenue Service ruling issued to the Company or an opinion of tax counsel to the Company to the effect that payment of the Maximum Amount would not adversely affect the ability of the Company to qualify as a real estate investment trust for U.S. Federal income tax purposes for such taxable year. In the event that the Company receives the opinion described in (A) above, then the portion of the amount deposited with the escrow agent which constitutes Qualifying Income shall be released by the escrow agent and paid to the Company Indemnified Party entitled to the receipt of such payment. In the event that the Company receives the letter and either the ruling or the opinion described in (B) above, then the Maximum Amount shall be released by the escrow agent and paid to the Company Indemnified Party entitled to the receipt of such payment. WCCF's obligation to maintain funds on deposit with the escrow agent shall terminate three years from the date on which WCCF has deposited funds constituting the Tainted Payment with the escrow agent, and following the expiration of such three year period, WCCF shall have no further obligation to any Company Indemnified Party under this Section 8 in respect of any Tainted Payment.

                  (b) The Company agrees to indemnify WCCF and its affiliates, officers, directors, employees, agents, beneficiaries, successors and assigns (each a "WCCF INDEMNIFIED PARTY") against and hold them harmless from all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including reasonable attorneys' fees) actually suffered or incurred by a WCCF Indemnified Party: (i) relating to or arising out of any debts, liabilities or obligations of WRI, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, whether arising or accruing before or after the Put Date, except in each case for liabilities that should have been listed on the Net Asset Schedule in accordance with
SECTION 6(l) or (ii) resulting from a breach of the representations and warranties contained in SECTION 5. Notwithstanding anything to the contrary herein, notice in accordance with SECTION 9 of any claim for any breach of the representations contained in SECTION 5 must be made within 12 months of the Put Date.

                  9. NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, sent by facsimile or sent by first-class, registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when delivered in person, upon receipt of facsimile or three business days after deposit in the mail. For purposes of this
SECTION 9, the addresses of the parties hereto shall be as follows:

                  If to the Company:

                           Westfield America, Inc.
                           c/o Westfield Corporation, Inc.
                           11601 Wilshire Blvd., 12th Floor
                           Los Angeles, California 90025-1748
                           Attention:       General Counsel
                           Facsimile:       (310) 478-3987

                  If to WCCF:

                           Westfield Capital Corporation Finance Pty. Limited c/o Westfield Holdings Limited
                           100 William Street, 24th Floor
                           Sydney, New South Wales 2001
                           Australia
                           Attention:       Company Secretary
                           Facsimile:       011-61-2-9358-7077

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

                  10. ASSIGNMENT. No party hereto may assign this Agreement or its rights hereunder.

                  11. SUCCESSORS. This Agreement and all terms and provisions hereof shall be binding upon and shall inure to the benefit of all parties hereto, and their legal representatives, heirs and successors, except as expressly otherwise provided herein.

                  12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  13. ENTIRE UNDERSTANDING; ETC. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings and/or written or oral agreements among them with respect thereto.

                  14. AMENDMENTS. This Agreement may not be amended, and no provision benefitting any party to this Agreement may be waived, except by a written instrument signed by the Company and WCCF.

                  15. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

                  16. PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                  17. FURTHER ASSURANCES. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof.

                  18. EFFECT AND INTERPRETATION. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION(S) 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT OR ANY FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT THE STATE OF NEW YORK IS THE MOST CONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY DELAWARE COURT, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY DELAWARE COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  19. MISCELLANEOUS. The Company and WCCF acknowledge that the only representations and warranties given by such parties are those expressly contained in this Agreement and that they are not relying on any oral or implicit representations made by or on behalf of any parties to this Agreement. Each party has relied on their own advisers, including their tax advisers, with respect to entering into this Agreement and any documents or agreements that may be delivered pursuant to this Agreement.

                  20. WITHHOLDING. Any amount of U.S. Federal, state or local taxes required to be withheld by the Company with respect to any portion of the acquisition consideration paid to WCCF shall be deemed a payment to WCCF and shall reduce the amount of acquisition consideration otherwise payable by the Company to WCCF under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    COMPANY:

                                    WESTFIELD AMERICA, INC.
                                    a Missouri corporation


                                    By:   /s/ Irv Hepner
                                          --------------------------------------
                                          Name:  Irv Hepner
                                          Title:    Secretary


                                    WCCF:

                                    WESTFIELD  CAPITAL CORPORATION
                                    FINANCE PTY. LIMITED
                                    a New South Wales corporation


                                    By:   /s/ Stephen Johns
                                          --------------------------------------
                                          Name:  Stephen Johns
                                          Title:    Director

                                                                       EXHIBIT A


                                        FORM OF CERTIFICATE OF WCCF


                  Reference is hereby made to that certain Put Agreement (the "PUT AGREEMENT"), dated as of June 1, 2000, by and between Westfield America, Inc., a Missouri corporation, and Westfield Capital Corporation Finance Pty. Limited, ACN 003 077 816, a company incorporated in the State of New South Wales, Australia. This Certificate is being delivered to you pursuant to SECTION 3(b)(ii) of the Put Agreement. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed such terms in the Put Agreement.

                  1. The undersigned hereby certifies that the representations and warranties contained in SECTION 6 of the Put Agreement are true and accurate in all material respects with the same force and effect as though originally made at and as of the date hereof.

                  2. The undersigned certifies that all of the conditions set forth in SECTION 3(c) of the Put Agreement have been satisfied as of the date hereof.

                  3. There are no options, warrants or similar rights issued by WRI or any of its subsidiaries and currently outstanding.

                  4. Other than the Put Securities, there are no other securities outstanding of WRI or any of its subsidiaries.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                          WESTFIELD CAPITAL CORPORATION
                                          FINANCE PTY. LIMITED
                                          a New South Wales corporation



                                          By: ----------------------------------
                                              Name:
                                              Title:


                                       A-2